POWER OF ATTORNEY

The undersigned, as a Section 16 reporting person of Micron Technology, Inc. the

Company, hereby constitutes and appoints the Companys Global Compensation,

Equity and Payroll Manager, Katie Reid; Compensation and Equity Supervisor,

Robert Case and General Counsel, Rod Lewis, and each of them, the undersigneds true and lawful attorneyinfact to

1.complete and execute Forms 4 and 5 and other forms, and all amendments thereto, as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange

Act of 1934 as amendedand the rules and regulations promulgated thereunder,

or any successor laws and regulations, as a consequence of the undersigneds ownership, acquisition or disposition of securities of the Company; and

2.do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association,

the Company and such other person or agency as the attorneyinfact shall deem appropriate to comply with applicable law.

The undersigned hereby ratifies and confirms all that said attorneysinfact and agents shall do orcause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorneysinfact,in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 22nd day of January, 2013.

Signature:  Scott J. Deboer

Print Name: Scott J. Deboer